Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

GameTech International, Inc.

We have issued our reports dated January 21, 2008, accompanying the consolidated financial statements and the effectiveness of internal control over financial reporting included in the Annual Report of GameTech International, Inc. on Form 10-K for the year ended October 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of GameTech International, Inc. on Forms S-8 (File Nos. 333-122836, 333-72886, and 333-51411).

/S/ GRANT THORNTON LLP

Reno, Nevada

January 21, 2008

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